Exhibit 99.1

News Release

Investor Contact Jay Spitzer Investor.Relations@Adtalem.com +1 312-906-6600

Media Contact
Britt Mitchell
AdtalemMedia@Adtalem.com
+1 872-270-0301

Adtalem Global Education Announces Strong Fiscal Year 2024 Performance;

Initiates Fiscal Year 2025 Guidance Exceeding June 2023 Investor Day Projections

Total enrollment up 10.0% YoY for fourth quarter 2024

Revenue up 9.2% YoY for fiscal year 2024

Fiscal year 2024 diluted earnings per share $3.39; Adjusted EPS $5.01, growth of 19.0% YoY

Fourth quarter and fiscal year highlights

●	Revenue $409.9 million, up 12.4% year-over-year for the fourth quarter, and fiscal year revenue $1,584.7 million, up 9.2% year-over-year
●	Total student enrollment 83,321, up 10.0% year-over-year for the fourth quarter
●	Chamberlain University sixth straight quarter of total enrollment growth, up 10.4% year-over-year
●	Walden University fourth straight quarter of total enrollment growth, up 11.3% year-over-year
●	Medical and Veterinary segment third straight enrollment period of sequentially improved year-over-year total enrollment trends
●	Execution against Growth with Purpose strategy, fiscal year GAAP net income $136.8 million and fiscal year adjusted EBITDA $377.5 million, up 9.9% year-over-year

Fiscal year capital allocation

●	Repurchased $261 million of shares, $212 million remaining under $300 million Board authorized share repurchase program through January 2027
●	Repaid $50 million of outstanding Term Loan B balance on Jan. 26, 2024; remaining $253 million Term Loan B balance repriced, reducing interest rate by 50 bps
●	Net leverage 1.2x as of June 30, 2024

Fiscal year 2025 guidance

●	Revenue $1,660 million to $1,700 million
●	Adjusted earnings per share $5.60 to $5.85

CHICAGO – Aug. 6, 2024 – Adtalem Global Education Inc. (NYSE: ATGE), the leading healthcare educator in the United States, today reported fourth quarter and fiscal year 2024 results (ended June 30, 2024) demonstrating disciplined operational performance with total enrollment growth resulting in strong earnings and robust cash generation.

“This year was a fundamental chapter in Adtalem's journey, further solidifying our market leading position in healthcare education. Through the rigorous implementation of our Growth with Purpose strategy, we have significantly broadened our impact culminating in 10% enrollment growth during the fourth quarter. This trajectory is a testament to our unwavering commitment to excellence,” said Steve Beard, president and chief executive officer, Adtalem Global Education. “We are confident that fiscal year 2025 will set new benchmarks for Adtalem, reflected in the forward-looking guidance we have established today.”

Financial Highlights

Selected financial data for the three months ended June 30, 2024:

●	Revenue of $409.9 million increased 12.4% compared with the prior year.
●	Operating income was $68.5 million, compared with $39.6 million in the prior year; adjusted operating income was $80.1 million, compared with $69.9 million in the prior year.
●	Net income was $49.4 million, compared with $22.2 million in the prior year; adjusted net income was $52.8 million, compared with $45.3 million in the prior year.
●	Diluted earnings per share was $1.28, compared with $0.50 in the prior year; adjusted earnings per share was $1.37, compared with $1.03 in the prior year.
●	Adjusted EBITDA was $97.4 million, compared with $83.3 million in the prior year; adjusted EBITDA margin was 23.8%, compared with 22.8% in the prior year.

Selected financial data for the fiscal year ended June 30, 2024:

●	Revenue of $1,584.7 million increased 9.2% compared with the prior year.
●	Operating income was $217.1 million, compared with $168.2 million in the prior year; adjusted operating income was $308.8 million, compared with $287.6 million in the prior year.
●	Net income was $136.8 million, compared with $93.4 million in the prior year; adjusted net income was $201.8 million, compared with $192.2 million in the prior year.
●	Diluted earnings per share was $3.39, compared with $2.05 in the prior year; adjusted earnings per share was $5.01, compared with $4.21 in the prior year.
●	Adjusted EBITDA was $377.5 million, compared with $343.4 million in the prior year; adjusted EBITDA margin was 23.8%, compared with 23.7% in the prior year.

Business Highlights

●	Today, we announced the intention to expand into the Kansas City market with our 24th Chamberlain location designed to accommodate approximately 550 students, poised to address provider shortages in the area.
●	In July, Chamberlain welcomed students at its newly relocated Phoenix campus, featuring a modernized learning environment and expanded SIMCARE CENTERTM, with location capacity of approximately 1,100 students. This hybrid campus is built to house our second Physician Assistant program location.
●	Chamberlain expanded its specialized nursing education Practice Ready. Specialty Focused.™ (PRSF) model through a partnership with the American Association of Critical-Care Nurses (AACN), offering an in-depth introduction to caring for acutely and critically ill patients and their families. The AACN offering joins other specializations in the PRSF model, including emergency nursing, nephrology, home healthcare and perioperative nursing.
●	Walden launched the first phase of its website redesign in July, offering students simplified navigation, comprehensive program information and admissions resources. The updates lay the foundation for further enhancements to Walden’s digital learning platform, with more planned throughout fiscal year 2025.
●	Adtalem is expanding its community impact in Barbados. Thirty registered Barbadian nurses will have the opportunity to pursue the Nurse Practitioner program at Chamberlain University following the signing of a Memorandum of Understanding (MOU). The MOU launches the first-ever Nurse Practitioners program in Barbados, which will commence in September. The Pan American Health Organization, regional office of the World Health Organization (PAHO/WHO) and Ross University School of Medicine have forged an alliance to strengthen health systems in Barbados and the Eastern Caribbean, enhancing the health workforce’s capacity to handle emergencies, disasters and non-communicable diseases.

Segment Highlights

Chamberlain

$in millions	Three Months Ended June 30,			Year Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Revenue	$167.0	$144.5	15.6%	$633.5	$571.0	10.9%
Operating Income	$40.5	$35.7	13.5%	$137.8	$134.7	2.3%
Adj. Operating Income	$40.5	$35.7	13.5%	$137.8	$135.5	1.7%
Adj. EBITDA	$47.3	$41.1	15.1%	$166.2	$157.5	5.5%
Total Students (1)	36,750	33,284	10.4%

●	Total student enrollment increased 10.4% compared with the prior year, driven by continued growth in pre-licensure and post-licensure nursing programs.

Walden

$in millions	Three Months Ended June 30,			Year Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Revenue	$156.3	$138.0	13.3%	$595.3	$533.7	11.5%
Operating Income	$30.1	$9.8	206.4%	$77.2	$35.9	115.1%
Adj. Operating Income	$37.4	$32.2	16.2%	$130.5	$110.4	18.3%
Adj. EBITDA	$41.1	$35.3	16.6%	$146.8	$123.7	18.7%
Total Students (1)	41,845	37,582	11.3%

●	Total student enrollment increased 11.3% compared with prior year, driven by growth in healthcare and non-healthcare programs.

Medical and Veterinary

$in millions	Three Months Ended June 30,			Year Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Revenue	$86.6	$82.1	5.4%	$355.8	$346.1	2.8%
Operating Income	$11.9	$10.5	13.8%	$71.1	$59.6	19.1%
Adj. Operating Income	$12.0	$10.8	10.7%	$71.5	$67.3	6.2%
Adj. EBITDA	$16.5	$14.7	12.3%	$88.9	$82.8	7.3%
Total Students (1)	4,726	4,869	(2.9)%

●	Total student enrollment decreased 2.9% compared with the prior year, driven by declines at medical.

Fiscal Year 2025 Outlook

Adtalem initiates guidance for fiscal year 2025, revenue in the range of $1,660 million to $1,700 million, approximately 5% to 7.5% growth year-over-year. Adjusted earnings per share to be in the range of $5.60 to $5.85, approximately 12% to 17% growth year-over-year.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2024 fourth quarter and fiscal year results today at 4:30 p.m. CT (5:30 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) and stating “Adtalem earnings call” or by using conference ID: 13747739. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13747739, or visit the Adtalem investor relations website.

About Adtalem Global Education

Adtalem Global Education is the leading provider of healthcare education in the U.S., shaping the future of healthcare by preparing a diverse workforce with high-quality academic programs. We innovate education pathways, align with industry needs and empower individuals to reach their full potential. Our commitment to excellence and inclusivity is reflected in our expansive network of institutions, serving over 80,000 students and supported by a strong community of over 300,000 alumni and nearly 10,000 dedicated employees. Discover more Adtalem.com for more information and follow us on LinkedIn, Instagram and Facebook.

Cautionary Disclosure Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Adtalem's results in accordance with GAAP.

1 Represents total students attending sessions during each institution’s most recent enrollment period in Q4 FY 2024 and Q4 FY 2023.

###

Adtalem Global Education Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except per share data)

	June 30,
	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$219,306	$272,194
Restricted cash	1,896	2,881
Accounts and financing receivables, net	126,833	102,749
Prepaid expenses and other current assets	70,050	102,473
Total current assets	418,085	480,297
Noncurrent assets:
Property and equipment, net	248,524	244,649
Operating lease assets	176,755	174,677
Deferred income taxes	49,088	56,694
Intangible assets, net	776,694	812,338
Goodwill	961,262	961,262
Other assets, net	103,184	80,624
Assets held for sale	7,825	—
Total noncurrent assets	2,323,332	2,330,244
Total assets	$2,741,417	$2,810,541

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$102,626	$81,812
Accrued payroll and benefits	71,373	52,041
Accrued liabilities	96,957	105,806
Deferred revenue	185,272	153,871
Current operating lease liabilities	31,429	37,673
Total current liabilities	487,657	431,203
Noncurrent liabilities:
Long-term debt	648,712	695,077
Long-term operating lease liabilities	167,712	163,441
Deferred income taxes	29,526	26,068
Other liabilities	38,675	37,416
Total noncurrent liabilities	884,625	922,002
Total liabilities	1,372,282	1,353,205
Commitments and contingencies
Total shareholders' equity	1,369,135	1,457,336
Total liabilities and shareholders' equity	$2,741,417	$2,810,541

Adtalem Global Education Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue	$409,907	$364,641	$1,584,652	$1,450,826
Operating cost and expense:
Cost of educational services	182,540	163,718	698,548	648,486
Student services and administrative expense	154,597	153,296	632,965	586,009
Restructuring expense	653	1,111	1,870	18,817
Business acquisition and integration expense	3,594	6,959	34,215	42,661
Gain on sale of assets	—	—	—	(13,317)
Total operating cost and expense	341,384	325,084	1,367,598	1,282,656
Operating income	68,523	39,557	217,054	168,170
Interest expense	(14,749)	(15,294)	(63,659)	(63,100)
Other income, net	1,894	3,664	10,542	6,965
Income from continuing operations before income taxes	55,668	27,927	163,937	112,035
Provision for income taxes	(5,068)	(4,377)	(26,224)	(10,283)
Income from continuing operations	50,600	23,550	137,713	101,752
Discontinued operations:
Loss from discontinued operations before income taxes	(1,091)	(1,730)	(762)	(8,464)
Loss on disposal of discontinued operations before income taxes	—	—	—	(3,576)
(Provision for) benefit from income taxes	(90)	424	(174)	3,646
Loss from discontinued operations	(1,181)	(1,306)	(936)	(8,394)
Net income	$49,419	$22,244	$136,777	$93,358

Earnings (loss) per share:
Basic:
Continuing operations	$1.34	$0.54	$3.49	$2.27
Discontinued operations	$(0.03)	$(0.03)	$(0.02)	$(0.19)
Total basic earnings per share	$1.31	$0.51	$3.47	$2.08
Diluted:
Continuing operations	$1.31	$0.53	$3.42	$2.23
Discontinued operations	$(0.03)	$(0.03)	$(0.02)	$(0.18)
Total diluted earnings per share	$1.28	$0.50	$3.39	$2.05

Weighted-average shares outstanding:
Basic shares	37,642	43,292	39,413	44,781
Diluted shares	38,595	44,129	40,307	45,600

Adtalem Global Education Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended June 30,
	2024	2023
Operating activities:
Net income	$136,777	$93,358
Loss from discontinued operations	936	8,394
Income from continuing operations	137,713	101,752
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	25,947	14,299
Amortization and impairments to operating lease assets	32,641	48,470
Depreciation	39,676	41,376
Amortization of acquired intangible assets	35,644	61,239
Amortization and write-off of debt discount and issuance costs	5,663	9,129
Provision for bad debts	53,175	32,999
Deferred income taxes	11,073	(5,087)
Loss on disposals, accelerated depreciation, and impairments to property and equipment	466	3,999
Gain on extinguishment of debt	—	(71)
(Gain) loss on investments	(1,365)	3,689
Gain on sale of assets	—	(13,317)
Unrealized loss on assets held for sale	647	—
Changes in assets and liabilities:
Accounts and financing receivables	(76,355)	(56,309)
Prepaid expenses and other current assets	(8,781)	9,324
Cloud computing implementation assets	(27,154)	(13,873)
Accounts payable	18,330	24,744
Accrued payroll and benefits	19,422	(15,683)
Accrued liabilities	27,422	241
Deferred revenue	40,622	5,807
Operating lease liabilities	(36,692)	(59,188)
Other assets and liabilities	(9,727)	1,150
Net cash provided by operating activities-continuing operations	288,367	194,690
Net cash provided by (used in) operating activities-discontinued operations	7,408	(2,776)
Net cash provided by operating activities	295,775	191,914
Investing activities:
Capital expenditures	(48,893)	(26,014)
Proceeds from sales of marketable securities	1,732	7,635
Purchases of marketable securities	(689)	(1,508)
Proceeds from note receivable related to property sold	—	46,800
Net cash (used in) provided by investing activities-continuing operations	(47,850)	26,913
Payment for working capital adjustment for sale of business	—	(3,174)
Net cash (used in) provided by investing activities	(47,850)	23,739
Financing activities:
Proceeds from exercise of stock options	17,089	2,625
Employee taxes paid on withholding shares	(7,731)	(4,592)
Proceeds from stock issued under Colleague Stock Purchase Plan	810	608
Repurchases of common stock for treasury	(261,966)	(123,133)
Payment on equity forward contract	—	(13,162)
Proceeds from issuance of long-term debt	1,896	—
Repayments of long-term debt	(51,896)	(150,861)
Net cash used in financing activities	(301,798)	(288,515)
Net decrease in cash, cash equivalents and restricted cash	(53,873)	(72,862)
Cash, cash equivalents and restricted cash at beginning of period	275,075	347,937
Cash, cash equivalents and restricted cash at end of period	$221,202	$275,075

Adtalem Global Education Inc.

Segment Information

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2024	2023	$	%	2024	2023	$	%

Revenue:
Chamberlain	$167,035	$144,496	$22,539	15.6%	$633,522	$571,034	$62,488	10.9%
Walden	156,309	138,010	18,299	13.3%	595,332	533,725	61,607	11.5%
Medical and Veterinary	86,563	82,135	4,428	5.4%	355,798	346,067	9,731	2.8%
Total consolidated revenue	$409,907	$364,641	$45,266	12.4%	$1,584,652	$1,450,826	$133,826	9.2%
Operating income (loss):
Chamberlain	$40,487	$35,683	$4,804	13.5%	$137,800	$134,685	$3,115	2.3%
Walden	30,058	9,809	20,249	206.4%	77,179	35,880	41,299	115.1%
Medical and Veterinary	11,923	10,477	1,446	13.8%	71,065	59,649	11,416	19.1%
Home Office	(13,945)	(16,412)	2,467	15.0%	(68,990)	(62,044)	(6,946)	(11.2)%
Total consolidated operating income	$68,523	$39,557	$28,966	73.2%	$217,054	$168,170	$48,884	29.1%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for restructuring expense, business acquisition and integration expense, amortization of acquired intangible assets, gain on sale of assets, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, debt modification costs, tax benefit due to change in valuation allowance, tax benefit due to change in unrecognized tax benefits, and loss from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, business acquisition and integration expense, amortization of acquired intangible assets, gain on sale of assets, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, debt modification costs, tax benefit due to change in valuation allowance, tax benefit due to change in unrecognized tax benefits, and loss from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, business acquisition and integration expense, amortization of acquired intangible assets, litigation reserve, loss on assets held for sale, debt modification costs, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for loss from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, business acquisition and integration expense, litigation reserve, loss on assets held for sale, debt modification costs, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Provision for income taxes, interest expense, and other income, net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Business acquisition and integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business acquisition and integration expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Gain on sale of Adtalem’s Chicago, Illinois, campus facility.
●	Write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt, reserves related to significant litigation, impairment of an equity investment, loss on assets held for sale related to a fair value write-down on assets, and debt modification costs related to refinancing our Term Loan B loan.
●	Tax benefit due to change in valuation allowance.
●	Tax benefit due to change in unrecognized tax benefits.
●	Loss from discontinued operations includes expense from ongoing litigation costs and settlements related to the DeVry University and Carrington College divestitures, a loss on sale of ACAMS, Becker, and OCL for working capital adjustments to the initial sales prices and a tax return to provision adjustment, and the earn-outs we received.

Adtalem Global Education Inc.

Non-GAAP Operating Income by Segment

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2024	2023	$	%	2024	2023	$	%
Chamberlain:
Operating income (GAAP)	$40,487	$35,683	$4,804	13.5%	$137,800	$134,685	$3,115	2.3%
Restructuring expense	—	—	—		—	818	(818)
Adjusted operating income (non-GAAP)	$40,487	$35,683	$4,804	13.5%	$137,800	$135,503	$2,297	1.7%
Operating margin (GAAP)	24.2%	24.7%			21.8%	23.6%
Operating margin (non-GAAP)	24.2%	24.7%			21.8%	23.7%

Walden:
Operating income (GAAP)	$30,058	$9,809	$20,249	206.4%	$77,179	$35,880	$41,299	115.1%
Restructuring expense	—	71	(71)		(776)	3,245	(4,021)
Amortization of acquired intangible assets	7,348	12,303	(4,955)		35,644	61,239	(25,595)
Litigation reserve	—	10,000	(10,000)		18,500	10,000	8,500
Adjusted operating income (non-GAAP)	$37,406	$32,183	$5,223	16.2%	$130,547	$110,364	$20,183	18.3%
Operating margin (GAAP)	19.2%	7.1%			13.0%	6.7%
Operating margin (non-GAAP)	23.9%	23.3%			21.9%	20.7%

Medical and Veterinary:
Operating income (GAAP)	$11,923	$10,477	$1,446	13.8%	$71,065	$59,649	$11,416	19.1%
Restructuring expense	63	353	(290)		442	7,687	(7,245)
Adjusted operating income (non-GAAP)	$11,986	$10,830	$1,156	10.7%	$71,507	$67,336	$4,171	6.2%
Operating margin (GAAP)	13.8%	12.8%			20.0%	17.2%
Operating margin (non-GAAP)	13.8%	13.2%			20.1%	19.5%

Home Office:
Operating loss (GAAP)	$(13,945)	$(16,412)	$2,467	15.0%	$(68,990)	$(62,044)	$(6,946)	(11.2)%
Restructuring expense	590	687	(97)		2,204	7,067	(4,863)
Business acquisition and integration expense	3,594	6,959	(3,365)		34,215	42,661	(8,446)
Loss on assets held for sale	—	—	—		647	—	647
Debt modification costs	—	—	—		848	—	848
Gain on sale of assets	—	—	—		—	(13,317)	13,317
Adjusted operating loss (non-GAAP)	$(9,761)	$(8,766)	$(995)	(11.4)%	$(31,076)	$(25,633)	$(5,443)	(21.2)%

Adtalem Global Education:
Operating income (GAAP)	$68,523	$39,557	$28,966	73.2%	$217,054	$168,170	$48,884	29.1%
Restructuring expense	653	1,111	(458)		1,870	18,817	(16,947)
Business acquisition and integration expense	3,594	6,959	(3,365)		34,215	42,661	(8,446)
Amortization of acquired intangible assets	7,348	12,303	(4,955)		35,644	61,239	(25,595)
Litigation reserve	—	10,000	(10,000)		18,500	10,000	8,500
Loss on assets held for sale	—	—	—		647	—	647
Debt modification costs	—	—	—		848	—	848
Gain on sale of assets	—	—	—		—	(13,317)	13,317
Adjusted operating income (non-GAAP)	$80,118	$69,930	$10,188	14.6%	$308,778	$287,570	$21,208	7.4%
Operating margin (GAAP)	16.7%	10.8%			13.7%	11.6%
Operating margin (non-GAAP)	19.5%	19.2%			19.5%	19.8%

Adtalem Global Education Inc.

Non-GAAP Adjusted EBITDA by Segment

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2024	2023	$	%	2024	2023	$	%
Chamberlain:
Operating income (GAAP)	$40,487	$35,683	$4,804	13.5%	$137,800	$134,685	$3,115	2.3%
Restructuring expense	—	—	—		—	818	(818)
Depreciation	4,912	4,240	672		18,752	17,175	1,577
Amortization of cloud computing implementation assets	382	39	343		1,332	89	1,243
Stock-based compensation	1,512	1,118	394		8,303	4,719	3,584
Adjusted EBITDA (non-GAAP)	$47,293	$41,080	$6,213	15.1%	$166,187	$157,486	$8,701	5.5%
Adjusted EBITDA margin (non-GAAP)	28.3%	28.4%			26.2%	27.6%

Walden:
Operating income (GAAP)	$30,058	$9,809	$20,249	206.4%	$77,179	$35,880	$41,299	115.1%
Restructuring expense	—	71	(71)		(776)	3,245	(4,021)
Amortization of acquired intangible assets	7,348	12,303	(4,955)		35,644	61,239	(25,595)
Litigation reserve	—	10,000	(10,000)		18,500	10,000	8,500
Depreciation	1,654	2,157	(503)		7,389	9,419	(2,030)
Amortization of cloud computing implementation assets	385	32	353		1,331	73	1,258
Stock-based compensation	1,703	916	787		7,525	3,861	3,664
Adjusted EBITDA (non-GAAP)	$41,148	$35,288	$5,860	16.6%	$146,792	$123,717	$23,075	18.7%
Adjusted EBITDA margin (non-GAAP)	26.3%	25.6%			24.7%	23.2%

Medical and Veterinary:
Operating income (GAAP)	$11,923	$10,477	$1,446	13.8%	$71,065	$59,649	$11,416	19.1%
Restructuring expense	63	353	(290)		442	7,687	(7,245)
Depreciation	3,086	3,092	(6)		11,983	12,438	(455)
Amortization of cloud computing implementation assets	138	16	122		469	37	432
Stock-based compensation	1,243	712	531		4,930	3,003	1,927
Adjusted EBITDA (non-GAAP)	$16,453	$14,650	$1,803	12.3%	$88,889	$82,814	$6,075	7.3%
Adjusted EBITDA margin (non-GAAP)	19.0%	17.8%			25.0%	23.9%

Home Office:
Operating loss (GAAP)	$(13,945)	$(16,412)	$2,467	15.0%	$(68,990)	$(62,044)	$(6,946)	(11.2)%
Restructuring expense	590	687	(97)		2,204	7,067	(4,863)
Business acquisition and integration expense	3,594	6,959	(3,365)		34,215	42,661	(8,446)
Loss on assets held for sale	—	—	—		647	—	647
Debt modification costs	—	—	—		848	—	848
Gain on sale of assets	—	—	—		—	(13,317)	13,317
Depreciation	145	381	(236)		1,552	2,344	(792)
Stock-based compensation	2,084	645	1,439		5,189	2,716	2,473
Adjusted EBITDA (non-GAAP)	$(7,532)	$(7,740)	$208	2.7%	$(24,335)	$(20,573)	$(3,762)	(18.3)%

Adtalem Global Education:
Net income (GAAP)	$49,419	$22,244	$27,175	122.2%	$136,777	$93,358	$43,419	46.5%
Loss from discontinued operations	1,181	1,306	(125)		936	8,394	(7,458)
Interest expense	14,749	15,294	(545)		63,659	63,100	559
Other income, net	(1,894)	(3,664)	1,770		(10,542)	(6,965)	(3,577)
Provision for income taxes	5,068	4,377	691		26,224	10,283	15,941
Operating income (GAAP)	68,523	39,557	28,966		217,054	168,170	48,884
Depreciation and amortization	18,050	22,260	(4,210)		78,452	102,814	(24,362)
Stock-based compensation	6,542	3,391	3,151		25,947	14,299	11,648
Restructuring expense	653	1,111	(458)		1,870	18,817	(16,947)
Business acquisition and integration expense	3,594	6,959	(3,365)		34,215	42,661	(8,446)
Litigation reserve	—	10,000	(10,000)		18,500	10,000	8,500
Loss on assets held for sale	—	—	—		647	—	647
Debt modification costs	—	—	—		848	—	848
Gain on sale of assets	—	—	—		—	(13,317)	13,317
Adjusted EBITDA (non-GAAP)	$97,362	$83,278	$14,084	16.9%	$377,533	$343,444	$34,089	9.9%
Adjusted EBITDA margin (non-GAAP)	23.8%	22.8%			23.8%	23.7%

Adtalem Global Education Inc.

Non-GAAP Earnings Disclosure

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income (GAAP)	$49,419	$22,244	$136,777	$93,358
Restructuring expense	653	1,111	1,870	18,817
Business acquisition and integration expense	3,594	6,959	34,215	42,661
Amortization of acquired intangible assets	7,348	12,303	35,644	61,239
Gain on sale of assets	—	—	—	(13,317)
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, and debt modification costs	—	10,000	21,108	19,226
Tax benefit due to change in valuation allowance	—	—	—	(6,184)
Tax benefit due to change in unrecognized tax benefits	(5,657)	—	(5,657)	—
Income tax impact on non-GAAP adjustments (1)	(3,749)	(8,656)	(23,104)	(31,997)
Loss from discontinued operations	1,181	1,306	936	8,394
Adjusted net income (non-GAAP)	$52,789	$45,267	$201,789	$192,197

(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Diluted earnings per share (GAAP)	$1.28	$0.50	$3.39	$2.05
Effect on diluted earnings per share:
Restructuring expense	0.02	0.03	0.05	0.41
Business acquisition and integration expense	0.09	0.16	0.85	0.94
Amortization of acquired intangible assets	0.19	0.28	0.88	1.34
Gain on sale of assets	—	—	—	(0.29)
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, and debt modification costs	—	0.23	0.52	0.42
Tax benefit due to change in valuation allowance	—	—	—	(0.14)
Tax benefit due to change in unrecognized tax benefits	(0.15)	—	(0.14)	—
Income tax impact on non-GAAP adjustments (1)	(0.10)	(0.20)	(0.57)	(0.70)
Loss from discontinued operations	0.03	0.03	0.02	0.18
Adjusted earnings per share (non-GAAP)	$1.37	$1.03	$5.01	$4.21
Diluted shares used in non-GAAP EPS calculation	38,595	44,129	40,307	45,600

Note: May not sum due to rounding.

(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.

Non-GAAP Free Cash Flow Disclosure

(unaudited)

(in thousands)

	Twelve Months Ended
	FY23	FY24	FY24	FY24	FY24
	Q4	Q1	Q2	Q3	Q4
Net cash provided by operating activities-continuing operations (GAAP)	$194,690	$189,501	$227,600	$276,843	$288,367
Capital expenditures	(26,014)	(31,070)	(38,713)	(44,137)	(48,893)
Free cash flow (non-GAAP)	$168,676	$158,431	$188,887	$232,706	$239,474

Adtalem Global Education Inc.

Non-GAAP Net Leverage Disclosure

(unaudited)

(in thousands)

Year Ended
June 30, 2024
Adtalem Global Education:
Net income (GAAP)	$136,777
Net loss from discontinued operations	936
Interest expense	63,659
Other income, net	(10,542)
Provision for income taxes	26,224
Depreciation and amortization	78,452
Stock-based compensation	25,947
Restructuring expense	1,870
Business acquisition and integration expense	34,215
Litigation reserve	18,500
Loss on assets held for sale	647
Debt modification costs	848
Adjusted EBITDA (non-GAAP)	$377,533

June 30, 2024
Long-term debt	$658,283
Less: Cash and cash equivalents	(219,306)
Net debt (non-GAAP)	$438,977

Net leverage (non-GAAP)	1.2 x